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                                                                  EXHIBIT 10.104


                                 PROMISSORY NOTE

February 28, 2000                                               $5,600,000.00

         FOR VALUE RECEIVED, EAST WEST RESORTS, LLC, a Delaware limited liability company ("Borrower"), promises to pay CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, the principal sum of FIVE MILLION SIX HUNDRED THOUSAND DOLLARS ($5,600,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid at the rates specified below.

         Funds borrowed under this Note shall be used by Borrower solely to pay, in whole or in part, the direct acquisition purchase price(s) for up to two business(es) (a) engaged in the same line of business as Borrower is principally engaged in, (b) specifically identified in writing to Lender a reasonable time prior to a borrowing under this Note and (c) the acquisition of which with the use of funds borrowed under this Note, Lender shall not have reasonably objected to (each such acquisition hereafter referred to as an "Acquisition" or, collectively, as the "Acquisitions"). No funds may be borrowed under this Note except contemporaneously with the consummation of an Acquisition for which such funds shall be applied towards the acquisition purchase price.

         Notwithstanding anything else contained in this Note, Lender shall not be obligated to advance any funds under this Note after June 30, 2000.

         Interest on the principal balance hereof from time to time remaining unpaid prior to an Event of Default shall be payable at the rates of (a) for the period commencing on the date of the first advance under this Note (the "Initial Advance Date") and ending on the 180th day thereafter, twelve percent (12%) per annum; and (2) for the period commencing on the 181st day following the Initial Advance Date and ending on the Maturity Date, fifteen percent (15%) per annum (such interest rates are referred to collectively as the "Interest Rate").

         A "Partial Event of Default" shall occur whenever Borrower borrows from a financial institution funds in an amount less than the principal balance of this Note and accrued but unpaid interest thereon; the amount of any such borrowing is referred to as a "Prepayment Amount."

         Principal and interest on this Note shall be due and payable in legal tender of the United States of America as follows: within five business days following the occurrence of a Partial Event of Default, Borrower shall make a mandatory prepayment against this Note in an amount equal to the Prepayment Amount, until the earlier of (i) the first anniversary of the Initial Advance Date (the "Maturity Date") or (ii) the date on which all sums owing hereunder become due and payable as a result of the occurrence of an Event of Default (hereinafter defined), upon which either of those dates the entire balance of principal plus accrued but unpaid interest shall be due and payable. All payments made against this Note shall be applied, first, to accrued but unpaid interest and, thereafter, to the outstanding principal balance of this Note.

         Interest on the principal balance hereof from time to time remaining unpaid prior to an Event of Default (as hereafter defined) shall be payable at the Interest Rate, provided that the interest payable shall not exceed the maximum rate permitted by applicable law (the "Maximum Rate"). Interest on the principal hereof from time to time remaining unpaid and, to the extent permitted by applicable law, interest on the unpaid interest, shall bear interest from and after an Event of Default at the Maximum Rate (the "Default Rate").

         Borrower shall have the right to prepay the whole, or a part, of the principal sum hereof and all accrued, unpaid interest at any time without premium or penalty.

         An "Event of Default" shall mean the occurrence of any of the following:

         (a) Borrower's default in the prompt payment when due of any principal or interest owing pursuant to this Note, including but not limited to any mandatory prepayment;



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         (b)      Borrower (i) files a voluntary petition in bankruptcy; (ii)
                  makes a general assignment for the benefit of creditors; (iii) fails to contest in a timely and orderly manner an order for relief in bankruptcy entered against it; (iv) admits in writing its inability to pay its debts generally as they become due; (v) applies for or consents to the appointment of a receiver, trustee, or liquidator of Borrower or of all or substantially all of its assets; (vi) voluntarily commences any proceedings or files any petition seeking any relief under any bankruptcy, reorganization, debtor's relief or other insolvency law now or hereafter existing; (vii) files an answer admitting the material allegations of, or consenting to, or defaulting in, a petition against Borrower in any bankruptcy, reorganization or other insolvency proceeding; or
                  (viii) takes any action for the purpose of effecting any of the foregoing;

         (c) An order, judgment or decree is entered by any court of competent jurisdiction ordering relief in bankruptcy or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower;

         (d) Borrower sells, leases, exchanges, conveys, pledges, assigns, collaterally assigns, grants a security interest in, mortgages, creates a lien or encumbrance on, or otherwise transfers or disposes of all or any material portion of its assets or any interest therein;

         (e) Borrower makes any distributions to its members, other than Tax Distributions; "Tax Distributions" shall mean cash distributions made (1) for the sole purpose of providing members of Borrower with funds to pay income tax liabilities they incur as a result of their ownership of Borrower and (2) in amounts not exceeding the reasonably calculated amounts of such income tax liabilities;

         (f)      The dissolution or liquidation or Borrower; or

         (g) Regardless of the terms of such borrowing, including but not limited to limitations on the use of proceeds therefrom, Borrower borrows from a financial institution funds in an amount at least equal to the principal balance of this Note and accrued but unpaid interest thereon.

         Upon the occurrence of any Event of Default described in clauses (a) through (f) above, all amounts then remaining unpaid under this Note shall, at the option of Lender, become immediately due and payable and the holder hereof shall have all rights and remedies of a lender at law and in equity; upon the occurrence of an Event of Default described in clause (g) above, all amounts then remaining unpaid under this Note shall become immediately due and payable and the holder hereof shall have all rights and remedies of a lender at law and in equity . The failure to exercise its option to accelerate the maturity of this Note upon the happening of any one or more Events of Default (other than an Event of Default under clause (g) above, which shall cause this Note to become immediately due and payable) shall not constitute a waiver of the right of the holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured Event of Default or any other uncured Event of Default. The acceptance by the holder hereof of any payment under this Note that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder hereof to exercise the foregoing option at that time or at any subsequent time or nullify any prior exercise of any such option.

         Borrower and all other parties now or hereafter liable for the payment hereof, whether as endorser, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions that from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy or other court proceeding, whether before or after maturity, Borrower agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses incurred by the holder hereof.



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         All agreements between Borrower and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance or detention or principal or interest, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of Borrower and Lender to conform strictly to the law of the State of Texas and of the United States of America. If from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. As used in this Note, the term "applicable law" means (a) the law pertaining to the maximum rate of interest that is now in effect and (b) any law that comes into effect at any time in the future while this Note is outstanding which allows a higher interest rate than the law now in effect.

         Borrower hereby irrevocably and unconditionally (i) submits itself in any legal action or proceeding relating to this Note to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address as set forth hereinbelow or at such other address of which Lender shall have been notified; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         The loan transaction evidenced hereby shall not be governed by, or be subject to, Chapter 303 or Chapter 346 of the Texas Finance Code.

         To the extent notice is required by the terms of this Note or any documents executed in connection herewith it will be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         To Borrower:         East West Resorts, LLC
                              105 Edwards Village Road, Suite C-202
                              P. O. Box 2636
                              Edwards, Colorado 81632
                              Fax: __________________

         To Lender:           Crescent Real Estate Equities Limited
                              Partnership
                              777 Main Street, Suite 2100
                              Fort Worth, Texas 76102
                              Attention: David M. Dean
                              Fax: 817.321.2000

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING WITHOUT LIMITATION ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW THAT FROM TIME TO TIME IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND THAT PREEMPTS STATE USURY
LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.

         THIS NOTE, TOGETHER WITH EACH LOAN DOCUMENT REFERENCED HEREIN, IF ANY, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE LOAN



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DESCRIBED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                              EAST WEST RESORTS, LLC,
                              a Delaware limited liability company

                                       By: East West Resorts Management III, LLC

                                                By: HF Holding Corp., as manager



                                                     By:
                                                        ------------------------
                                                          Harry H. Frampton, III
                                                          President




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